                                                                    Exhibit 10.4


--------------------------------------------------------------------------------
Certain confidential terms have been omitted from this exhibit pursuant to a request for confidential treatment of those portions filed with the Securities and Exchange Commission. Such confidential portions have been filed with the Securities and Exchange Commission and are denoted in this exhibit by an asterisk (*).
--------------------------------------------------------------------------------

               THIRTEENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT
               --------------------------------------------------

         This Thirteenth Amendment to Revolving Credit Agreement (this "Amendment") is made as of May 15, 2002 by and among PROVANT, Inc. (the "Borrower"), a Delaware business corporation having its principal place of business at 67 Batterymarch Street, Suite 500, Boston, MA 02110, Fleet National Bank, a national banking association ("Fleet"), Wells Fargo Bank Iowa, N.A., a national banking association ("Wells Fargo"), Citizens Bank of Massachusetts, a Massachusetts banking corporation ("Citizens"), and KeyBank National Association, a national banking association ("KeyBank", together with Fleet, Wells Fargo and Citizens, the "Banks"), and Fleet National Bank, as agent for itself and the other Banks (the "Agent")

                                     RECITAL
                                     -------

         WHEREAS, the Borrower, the Banks and the Agent previously entered into that certain Revolving Credit Agreement, dated as of April 8, 1998, as thereafter modified and amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, and Twelfth Amendments thereto and a letter amendment dated as of November 6, 2001 (said Revolving Credit Agreement, as so amended prior to the date hereof, the "Credit Agreement"), pursuant to which the Banks have made available to the Borrower a revolving credit loan facility for its corporate purposes; and

         WHEREAS, the parties hereto now desire to further amend or modify the Credit Agreement in certain respects, all as more particularly set forth hereinbelow.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         Section 2. Amendments to Credit Agreement.

         (i) Effective May 15, 2002, the definitions of "Applicable Margin" and "Interest Payment Date" in Section 1.1 are hereby amended in their entirety to provide as follows:

         "Applicable Margin. The Applicable Margin shall be 6.50% for all Prime Rate Loans."

         "Interest Payment Date" The Interest Rate Payment Date shall be the first day of each calendar month.

         (ii) The definitions of "Borrowing Base" in Section 1.1 is hereby amended in its entirety to provide as follows:

               "Borrowing Base. At the relevant time of reference thereto, an amount, determined by Agent by reference to the most recent Borrowing Base Report delivered to Banks and Agent pursuant to
               Section 7.4(h), equal to 100% of the total amount of Eligible Accounts Receivable as determined by Agent by reference to the most recent Borrowing Base Report delivered to Agent, plus:

               (a) during the month of May, 2002, $9,700,000; and
               (b) during the months of June, 2002 and July 2002, $8,700,000;

               provided, that, in no event shall such amount exceed
               $48,000,000."

         (iii) The following definitions are added to Section 1.1 in their appropriate alphabetical order:

               "July Payoff shall have the meaning set forth on Exhibit I to the Thirteenth Amendment."

               "Thirteenth Amendment" shall mean the Thirteenth Amendment to Revolving Credit Agreement dated as of May 15, 2002 among Borrower, Banks and Agent.

          (iv) The first paragraph of Section 4.9 is amended in its entirety to provide as follows:

               "4.9 Interest After Default. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto."

         Section 3. Additional Agreements.

         (a) Borrower has delivered to Agent and Banks a letter of intent, dated May 2, 2002 (the "* LOI") from * with respect to purchasing all of the outstanding common stock of Borrower and to repay the Obligations at 85% of par. In connection with the * LOI, Borrower shall fully and completely achieve each benchmark listed on Exhibit I attached hereto by the date corresponding to such benchmark on Exhibit I. Failure to achieve any benchmarks set forth on Exhibit I shall constitute an Event of Default under the Credit Agreement (without any notice or grace whatsoever). Agent and Banks shall have full and unlimited access to all of Borrower's information regarding the * LOI and the contemplated stock acquisition (the "Stock Transaction") and purchase of the Banks' interests in the Credit Agreement (the "Bank Debt Acquisition") thereunder (collectively, the "* Transaction"). Borrower shall endeavor to keep Agent and Banks apprised of all developments in connection with the July Payoff.

         (b) The failure by Borrower to comply with any agreement, covenant or provision of this Amendment shall constitute an Event of Default.

         Section 4. Waiver. Solely for purposes of this Amendment, Borrower acknowledges that an Event of Default has occurred under the Twelfth Amendment to the Credit Agreement with respect to Borrower's failure to comply with certain of the benchmarks on Exhibit I thereto (the "Twelfth Amendment Benchmarks"), the failure to enter into a Dominion Account by March 15, 2002, and the failure to be in compliance with Sections 9.2, 9.3, 9.4 and 9.5 for the fiscal quarter ending March 31, 2002. Subject to the satisfaction of the conditions precedent set forth in Section 6 below, Agent and Banks hereby waive each such Event of Default solely as they pertain to the Twelfth Amendment Benchmarks and such other failures set forth in this Section 4.

         Section 5. Outstanding Obligations. Borrower hereby affirms and acknowledges that (i) as of May 14, 2002, there is presently outstanding loans and advances in the aggregate principal amount of $42,738,292.85, together with accrued interest thereon and costs and expenses (collectively, the "Amount") and
(ii) the Amount is a valid obligation of Borrower and is due and owing without defense, claim, setoff or counterclaim of any kind or nature whatsoever.

         Section 6. Conditions of Effectiveness. This Amendment shall become effective upon satisfactory of the following conditions precedent: (i) Agent shall have received a copy of this Amendment executed by Borrower and Majority Banks and consented and agreed to by Guarantors pursuant to the form of amendment set forth as Annex A attached hereto (Agent shall provide Borrower and each Bank with a copy of the executed Amendment), (ii) Agent shall have received payment by Borrower of all outstanding invoices for professional fees, costs and expenses and all fees, costs and expenses in accordance with Section 13 hereof (including without limitation, the Waiver Fee); (iii) Borrower shall have entered into a Dominion Account arrangement on the terms and conditions set forth in Section 7.15 of the Credit Agreement, which terms and conditions shall be satisfactory to Agent in all respects; and (iv) Agent shall have received such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

         Section 7. Loan Documents Ratified and Confirmed. The Credit Agreement and each of the other Loan Documents, as they may be specifically supplemented or amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the collateral described therein, do, and shall continue to, secure the payment of all obligations under the Loan Documents, in each case as amended or supplemented pursuant to this Amendment. All references to the "Credit Agreement" contained in the Loan Documents shall mean or refer to the Credit Agreement as amended and supplemented by this Amendment and as it may be further amended, supplemented, modified and restated and in effect from time to time, including without limitation any such amendment, supplement, modification or restatement which increases the amount of Indebtedness owing by the Borrower thereunder.

         Section 8. Release. Borrower hereby releases, remises, acquits and forever discharges each Bank, Agent and each Bank's and Agent's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Documents (all of the foregoing hereinafter called the "Released Matters"). Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

         Section 9. Conflicts. In the event of any express conflict between the terms of this Amendment and the Credit Agreement, this Amendment shall govern.

         Section 10. Representations and Warranties. Borrower hereby represents and warrants as follows:

         (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

         (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

         (c) No Event of Default or Default has occurred and is continuing after giving effect to this Amendment or would exist after giving effect to this Amendment.

         (d) Borrower has no defense, counterclaim or offset with respect to the Credit Agreement.

         Section 11. Effect on the Loan Agreement.

         (a) Upon the effectiveness of Section 2 hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 4, operate as a waiver of any right, power or remedy of Agent or Banks, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         Section 12. Bringdown. The Borrower hereby confirms that all representations and warranties with respect to the Borrower and any Subsidiaries contained in the Credit Agreement and each of the other Loan Documents and in any other certificate or document delivered in connection therewith are true and correct as of the date hereof, and that no Default or Event of Default is outstanding or would be created by the consummation of the transactions described herein.

         Section 13. Fees, Costs and Expenses. Borrower shall pay to Agent upon execution and delivery of this Amendment, for the pro rata benefit of the Banks, a waiver fee in the amount of $100,000 (the "Waiver Fee"). In addition to the Waiver Fee, Borrower agrees to pay on demand all the costs and expenses of the Agent and the Banks, including all consultant and reasonable legal fees and expenses, including without limitation all reasonable fees and expenses of counsel in connection with the preparation, execution and delivery of this Amendment and the other documents and instruments to be delivered herewith and all UCC search and filing fees.

         Section 14. Miscellaneous. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Amendment is intended to take effect as a sealed instrument and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

         Section 15. Facsimile. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         Section 16. Conflicts. In the event of any express conflict between the terms of this Amendment and the Credit Agreement, this Amendment shall govern. In the event of any express conflict between the terms of the Credit Agreement and the Dominion Account Agreement, the Credit Agreement will control solely with respect to the rights, remedies and obligations of Fleet in its capacity as Agent under the Credit Agreement and Borrower.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an instrument under seal as of the date first above written.

                                  PROVANT, INC.


                                  By: /s/ Curtis Uehlein
                                      ----------------------------------------
                                      Title: Chief Executive Officer & President


                                  CITIZENS BANK OF MASSACHUSETTS


                                  By: /s/ Robert D. Mace
                                      ----------------------------------------
                                      Title: Vice President


                                  FLEET NATIONAL BANK


                                  By: /s/ David. J. Angell
                                      ----------------------------------------
                                      Title: Vice President


                                  KEYBANK NATIONAL ASSOCIATION


                                  By: /s/ Bruce Drouin
                                      ----------------------------------------
                                      Title: Vice President


                                  WELLS FARGO BANK IOWA, N.A.


                                  By: /s/ Douglas A. Gibson
                                      ----------------------------------------
                                      Title: Vice President


                                  FLEET NATIONAL BANK, as AGENT


                                  By: /s/ David. J. Angell
                                      ----------------------------------------
                                      Title: Vice President

                                    EXHIBIT I
                                    ---------

Benchmark                                                                                   Date
---------                                                                                   ----
1.   Completion of due diligence by *                                                   May 31, 2002
with respect to the * Transaction.


2.   Delivery by Borrower to Agent and Banks of status updates                          Friday of every week
on the implementation of the * Transaction.

3.   Delivery by * to Agent and Banks of definitive agreements                          May 31, 2002
with respect to the Bank Debt Acquisition on or prior to
July 31, 2002 in amounts and on terms and conditions satisfactory to Agent and Banks in their sole and absolute discretion  (the "July Payoff").


4.   Execution and delivery of binding agreements with respect to the                   May 31, 2002
Stock Transaction satisfactory to Agent and Banks in their sole and absolute discretion.


5.   Tender offer initiated in connection with the Stock Transaction.                   June 10, 2002


6.   Hart-Scott-Rodino Waiting Period expires with respect to                           July 15, 2002
the Stock Transaction.


7.   Closing of the July Payoff                                                         July 31, 2002
